[DRAFT]

Independent Auditors' Consent

To the Board of Directors of Calvert Municipal Fund, Inc.:

We consent to the use of our reports dated _______________, 2006, with respect to the financial statements of the California Limited-Term Municipal Fund, a series of Calvert Municipal Fund, Inc. (the "Fund"), as of December 31, 2005, incorporated herein by reference and to the references to our firm under the headings "Financial Statements", "Financial Highlights" and "Independent Auditors and Custodians" in the Registration Statement on Form N-14.

/s/KPMG, LLP
Philadelphia, Pennsylvania
April __, 2006